Exhibit 4.3

SUPERVALU INC.,
(formerly Super Valu Stores, Inc.)
Issuer

AND

BANKERS TRUST COMPANY,
Trustee

____________________

SECOND SUPPLEMENTAL INDENTURE

TO

Indenture dated as of July 1, 1987, as amended by the First Supplemental Indenture dated as of August 1, 1990

____________________

Dated as of October 1, 1992

SECOND SUPPLEMENTAL INDENTURE, dated as of October 1, 1992, between SUPERVALU INC. (formerly Super Valu Stores, Inc.), a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”), having its principal office at 11840 Valley View Road, Eden Prairie, Minnesota 55344, and BANKERS TRUST COMPANY, a banking corporation duly organized and existing under the laws of the State of New York, as Trustee (herein called the “Trustee”).
RECITALS
The Company has heretofore executed and delivered to the Trustee a certain Indenture, dated as of July 1, 1987, as amended by that certain First Supplemental Indenture, dated as of August 1, 1990 (said Indenture, as so amended, being herein called the “Indenture”), pursuant to which one or more series of unsecured debentures, notes or other evidences of indebtedness of the Company (herein called the “Securities”) may be issued from time to time. All terms used in this Second Supplemental Indenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
The Company desires and has requested the Trustee to join with it in the execution and delivery of this Second Supplemental Indenture for the purposes of (i) amending certain operating and financial covenants of the Company with respect to series of Securities to be issued by the Company subsequent to the date hereof and (ii) amending the Indenture to conform to the requirements of the Trust Indenture Reform Act of 1990 and to make explicit those provisions of such Act that are, as a matter of law, deemed to govern retroactively all previously qualified indentures, and to govern prospectively each indenture thereafter qualified, under the Trust Indenture Act of 1939.
Section 901(9) of the Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee without the consent of any Holders to make provisions with respect to matters arising under the Indenture which do not adversely affect the interests of the Holders of Securities of any series in any material respect.
The Company has furnished the Trustee with (i) an Opinion of Counsel stating that the execution of this Second Supplemental Indenture is authorized or permitted by the Indenture and (ii) a copy of the resolutions of its Board of Directors certified by its Secretary, pursuant to which this Second Supplemental Indenture has been authorized.
All things necessary to make this Second Supplemental Indenture a valid agreement of the Company and the Trustee and a valid amendment of and supplement to the Indenture have been done.
NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:
For and in consideration of the premises and the purchase of the Securities and any coupons appertaining thereto by the Holders thereof, it is mutually covenanted and agreed,

for the equal and proportionate benefit of all Holders of the Securities of any series thereof or of any coupons appertaining thereto, as follows:
ARTICLE ONE
SECTION 101. The definition of “Operating Property” set forth in Section 101 of the Indenture is hereby amended in its entirety to read as follows:
“Operating Property” means (x) when a determination is made in respect of any series of Securities issued prior to October 1, 1992, any manufacturing or processing plant, office facility, retail store, warehouse, distribution center or equipment located in the United States of America or its territories or possessions and owned and operated now or hereafter by the Company or any Domestic Subsidiary and having a book value on the date as of which the determination is being made of more than 0.85% of Consolidated Net Tangible Assets, and (y) when a determination is made in respect of any series of Securities issued on or after October 1, 1992, any manufacturing or processing plant, office facility, retail store, warehouse, distribution center or equipment located in the United States of America or its territories or possessions and owned and operated now or hereafter by the Company or any Domestic Subsidiary and having a book value on the date as of which the determination is being made of more than 0.65% of Consolidated Net Tangible Assets.” Upon payment in full and the cancellation of the Company’s 9-3/8% Notes due August 15, 1994, 8-7/8% Notes due June 15, 1999, 8.39% Notes due September 15, 2000 and 9.64% Medium-Term Notes due September 18, 1997, “Operating Property” shall thereafter have the meaning set forth in (y) above.
SECTION 102. Section 608 of the Indenture is hereby amended as set forth below:
(a)    Section 608(a) is hereby amended in its entirety as follows:
“(a) If the Trustee has or shall acquire any conflicting interest, as defined in this Section, with respect to the Securities of any series, it shall, within 90 days after ascertaining that it has such conflicting interest, and, if the Event of Default (exclusive of any period of grace or requirement of notice provided for in Section 501 of this Indenture) to which such conflicting interest relates has not been cured or duly waived or otherwise eliminated before the end of such 90 day period, either eliminate such conflicting interest or resign with respect to the Securities of that series in the manner and with the effect hereinafter specified in this Article.”
(b)    The introductory clause of Section 608(c) is hereby amended in its entirety to read as follows:

“(c) For the purposes of this Section, the Trustee shall be deemed to have a conflicting interest with respect to the Securities of any series if there has been an Event of Default with respect to Securities of that series (exclusive of any period of grace or requirement of notice provided for in Section 501 of this Indenture) and”.
(c)    Section 608(c)(2) is hereby amended in its entirety to read as follows:
“(2) the Trustee or any of its directors or executive officers is an underwriter for the Company;”.
(d)    Section 608(c)(3) is hereby amended in its entirety to read as follows:
“(3) the Trustee directly or indirectly controls or is directly or indirectly controlled by or is under direct or indirect common control with an underwriter for the Company;”.
(e)    Section 608(c)(8) is hereby amended by deleting the word “or” at the end of such Section.
(f)    Section 608(c)(9) is hereby amended in its entirety to read as follows:
“(9) the Trustee owns, on the date of any Event of Default with respect to Securities of that series (exclusive of any period of grace or requirement of notice provided for in Section 501 of this Indenture), or any anniversary of such Event of Default while such Event of Default is continuing, in any calendar year, in the capacity of executor, administrator, testamentary or inter vivos trustee, guardian, committee or conservator, or in any other similar capacity, an aggregate of 25% or more of the voting securities, or of any class of security, of any person, the beneficial ownership of a specified percentage of which would have constituted a conflicting interest under paragraph (6), (7) or (8) of this Subsection. As to any such securities of which the Trustee acquired ownership through becoming executor, administrator or testamentary trustee of an estate which included them, the provisions of the preceding sentence shall not apply, for a period of two years from the date of such acquisition, to the extent that such securities included in such estate do not exceed 25% of such voting securities or 25% of any such class of security. Promptly after the dates of any Event of Default with respect to Securities of that series and annually in each succeeding year that such Event of Default is continuing, the Trustee shall make a check of its holdings of such securities in any of the above-mentioned capacities as of such dates. If the Company fails to make payment in full of the principal of (or premium, if any) or interest on any of the Securities when and as the same becomes due and payable, and such failure continues for 30 days thereafter, the Trustee shall make a prompt check of its holdings of such securities in any of the above-

mentioned capacities as of the date of the expiration of such 30-day period, and after such date, notwithstanding the foregoing provisions of this paragraph, all such securities so held by the Trustee, with sole or joint control over such securities vested in it, shall, but only so long as such failure shall continue, be considered as though beneficially owned by the Trustee for the purposes of paragraph (6), (7) and (8) of this Subsection; or”.
(g)    Section 608(c) is hereby amended to include therein the following new paragraph (10) immediately after paragraph (9) thereof:
“(10) except under the circumstances described in paragraphs (1), (3), (4), (5) or (6) of Section 311(b) of the Trust Indenture Act, the Trustee shall be or shall become a creditor of the Company.”
(h)    Section 608(d)(1) is hereby amended by replacing the phrase “three years” with the phrase “one year’.
(i)    Section 608 is hereby amended to include therein the following new Subsection (f) immediately after the last paragraph of Section 608(e):
“(f) Except in the case of a default in the payment of the principal or interest on the Securities of any series, or in the payment of any sinking fund installment, the Trustee shall not be required to resign as provided by this Section 608 if the Trustee shall have sustained the burden of proving, on application to the Commission and after opportunity for hearing thereon, that (i) the Event of Default may be cured or waived during a reasonable period and under the procedures described in such application, and (ii) a stay of the Trustee’s duty to resign will not be inconsistent with the interests of holders of the Securities of any series. The filing of such an application shall automatically stay the performance of the duty to resign until the Commission orders otherwise.”
SECTION 103. Section 609 of the Indenture is hereby amended by adding the following sentence to the end of such Section: “Neither the Company nor any person or corporation directly or indirectly controlling, controlled by or under common control with the Company shall act as Trustee hereunder.”
SECTION 104. Section 613 of the Indenture is hereby amended by replacing each reference to the phrase “four months” with the phrase “three months” and by replacing each reference to the phrase “four months’ period” with the phrase “three months’ period”.
SECTION 105. Section 703 of the Indenture is hereby amended as follows:
(a)    The introductory clause of Section 703(a) is hereby amended in its entirety to read as follows:

“Within 60 days after March 1 of each year commencing with the year 1988, the Trustee shall transmit to the Holders of Securities, as provided in Subsection (c) of this Section, a brief report dated as of such March 1 with respect to any of the following events which may have occurred within the previous 12 months (but if no such event has occurred within such period no report need be transmitted):”.
(b)    Paragraph (1) of Section 703(a) is hereby amended by inserting the phrase “any change to” to the beginning of such paragraph.
(c)    Section 703(a) is further amended by inserting a new paragraph (2) to read as follows:
“(2) the creation of any material change to a relationship specified in paragraphs (1) through (10) of Section 608(c);”.
(d)    Currently effective paragraphs (2) through (6) of Section 703(a) are hereby amended to reflect the renumbering of such paragraphs resulting from the insertion of new paragraph (2).
(e)    Currently effective paragraph (4) of Section 703(a) is hereby amended by inserting the phrase “any change to” to the beginning of such paragraph.
SECTION 106. Section 704 of the Indenture is hereby amended as follows:
(a)    Section 704(2) is hereby amended to delete the word “and” from the end of such Section.
(b)    Section 704(3) is hereby amended to replace the period at the end of such Section with “; and”.
(c)    Section 704 is hereby amended to include therein the following new paragraph (4) thereof immediately after paragraph (3) thereof:
“(4) furnish to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, a brief certificate of the Company’s principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company’s compliance with all conditions and covenants required under this Indenture. For purposes of this paragraph, such compliance shall be determined without regard to any period of grace or requirement of notice provided for in Section 501 of this Indenture.”
SECTION 107. Section 902 of the Indenture is hereby amended by replacing in paragraph (4) thereof each reference to “Section 1013” with a reference to “Section 1012”.

SECTION 108. Subsection (b) of Section 1007 of the Indenture is hereby amended in its entirety as follows:
“(b) The provisions of Subsection (a) of this Section 1007 shall not apply (x) when a determination is made in respect of any series of Securities issued prior to October 1, 1992, to the issuance, assumption or guarantee by the Company or any Domestic Subsidiary of Debt secured by a mortgage which would otherwise be subject to the foregoing restrictions up to an aggregate amount which, together with all other Debt of the Company and its Domestic Subsidiaries secured by mortgages (other than mortgages permitted by Subsection (a) of this Section 1007) which would otherwise be subject to the foregoing restrictions and the Value of all Sale and Lease-back Transactions in existence as such time (other than any Sale and Lease-back Transaction which if such Sale and Lease-back Transaction had been a mortgage, would have been permitted by clause (i) of Section 1007(a) and other than Sale and Lease-back Transactions as to which application of amounts have been made in accordance with clause (b) of Section 1008) does not at the time exceed 5% of Consolidated Net Tangible Assets and (y) when a determination is made in respect of any series of Securities issued on or after October 1, 1992, to the issuance, assumption or guarantee by the Company or any Domestic Subsidiary of Debt secured by a mortgage which would otherwise be subject to the foregoing restrictions up to an aggregate amount which, together with all other Debt of the Company and its Domestic Subsidiaries secured by mortgages (other than mortgages permitted by Subsection (a) of this Section 1007) which would otherwise be subject to the foregoing restrictions and the Value of all Sale and Lease-back Transactions in existence at such time (other than any Sale and Lease-back Transaction which if such Sale and Lease-back Transaction had been a mortgage, would have been permitted by clause (i) of Section 1007(a) and other than Sale and Lease-back Transactions as to which application of amounts have been made in accordance with clause (b) of Section 1008) does not at the time exceed 10% of Consolidated Net Tangible Assets.” Upon payment in full and the cancellation of the Company’s 9-3/8% Notes due August 15, 1994, 8-7/8% Notes due June 15, 1999, 8.39% Notes due September 15, 2000 and 9.64% Medium-Term Notes due September 18, 1997, the provisions of Subsection (a) of this Section 1007 shall not apply upon the circumstances described in (y) above.
SECTION 109. Section 1012 of the Indenture is hereby deleted in its entirety, and Section 1013 is redesignated as Section 1012.
SECTION 110. The Company hereby certifies that the amendments to the Indenture set forth in this Second Supplemental Indenture do not adversely affect in any material respect the interests of the Holders of Securities of any series issued prior to October 1, 1992. So long as any of the Company’s 9-3/8% Notes due August 15, 1994, 8-7/8% Notes due June 15, 1999, 8.39% Notes due September 15, 2000 or 9.64% Medium-Term Notes due September 18, 1997 remain Outstanding, the Company hereby covenants and agrees that (a) the covenants of the Company set forth in Sections 1007 and 1008 of the Indenture, as stated prior to the amendments set forth in Sections 101 and 108 of this Second Supplemental Indenture, shall remain in full force and effect with respect to Securities of series issued prior to October 1, 1992, (b) the Company shall comply with Sections 1007 and 1008 of the Indenture, as stated prior to the amendments set forth in Sections 101 and 108 of this Second Supplemental Indenture, as they apply by their terms to Securities of series issued prior to October 1, 1992, (c) the Company shall comply with Sections 1007 and 1008 of the Indenture, in their amended form as described in Sections 101 and 108 of this Second Supplemental Indenture, as they apply by their terms to Securities of any series issued on or after October 1, 1992 and (d) the Company shall confirm to the Trustee annually its compliance with Sections 1007 and 1008 of the Indenture, both as stated prior to the amendments set forth in this Second Supplemental Indenture and in their amended form as described in Sections 101 and 108 of this Second Supplemental Indenture, in the certificate referred to in Section 106(c) of this Second Supplemental Indenture; provided however, that, consistent with the provisions of paragraph (4) of Section 501 of the Indenture, a default in the performance, or breach, of the covenants set forth in Sections 1007 and 1008 of the Indenture, as stated prior to the amendments set forth in Sections 101 and 108 of this Second Supplemental Indenture, as they apply by their terms to Securities of series issued prior to October 1, 1992, shall constitute such a default or breach only with respect to Securities of series issued prior to October 1, 1992; and provided further, that, consistent with the provisions of paragraph (4) of Section 501 of the Indenture, a default in the performance, or breach, of the covenants set forth in Sections 1007 and 1008 of the Indenture, in their amended form as described in Sections 101 and 108 of this Second Supplemental Indenture, as they apply by their terms to Securities of any series issued on or after October 1, 1992, shall constitute such a default or breach only with respect to Securities of any series issued on or after October 1, 1992.
ARTICLE TWO
SECTION 201. For all purposes of this Second Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words “herein,” “hereof” and “hereby” and other words of similar import used in this Second Supplemental Indenture refer to this Second Supplemental Indenture as a whole and not to any particular section hereof.
SECTION 202. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.
SECTION 203. This Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 204. This Second Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of such counterparts shall together constitute one and the same instrument.
SECTION 205. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture.
SECTION 206. The Recitals contained herein shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness.
SECTION 207. This instrument shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.
SUPERVALU INC.

By:
Name: David A. Cairns
Title: Vice President and Treasurer
[Seal]
Attest:

Name: James A. Strom
Title: Corporate Secretary

BANKERS TRUST COMPANY

By
Name: Susan Johnson
Title: Assistant Vice President

[Seal]
Attest:

Name: Dorothy Robinson
Title: Assistant Vice President

STATE OF MINNESOTA    )
: ss.:
COUNTY OF HENNEPIN    )

On the 11th of November, 1992, before me personally came David A. Cairns, to me known, who, being by me duly sworn, did depose and say that he is Vice President and Treasurer of SUPERVALU INC., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

/s/ Sarah E. Nelsen
Notary Public

STATE OF NEW YORK    )
: ss.:
COUNTY OF NEW YORK    )

On the 9th of November, 1992, before me personally came Susan Johnson, to me known, who, being by me duly sworn, did depose and say that she is Assistant Vice President of Bankers Trust Company, one of the corporations described in and which executed the foregoing instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

/s/ Marjorie Stanley
Notary Public